SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


Date of Report:   September 20, 2000


                                ESSEX CORPORATION
             (Exact name of Registrant as specified in its charter)



Commission File No.  0-10772


         Virginia                                                   54-0846569
(State or other jurisdiction of                          (IRS Employer ID No.)
incorporation or organization)



         9150 Guilford Road
         Columbia, Maryland                                         21046-1891
(Address of principal executive office)                             (Zip Code)



Registrant's telephone number, including area code:             (301) 939-7000


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                                ESSEX CORPORATION


Item 1.    Changes in Control of Registrant

     On September 7, 2000, the Company entered into a Securities Purchase Agreement with Networking Ventures L.L.C. and GEF Optical Investment Company L.L.C. ("Investors"). Under the Agreement, the Investors agreed to acquire, in a private placement direct from the Company, 500,000 shares of newly designated Series B Preferred Stock for $2 million. The preferred stock is convertible into 2 million shares of common stock within the next 2 years. The preferred stock has voting rights, subject to certain terms and conditions, equivalent to 51% of all common shares voting on all stockholder matters during this 2-year period. The transaction closed on September 12, 2000, at which time the Investors paid the initial investment amount of $1 million. The remaining $1 million of the purchase price will be paid in installments over the next 12 months.

     In addition, the Investors were issued warrants for an additional 2 million shares of common stock, which can be acquired at a nominal price. The warrants become exercisable under certain terms and conditions, such as the market price of the stock exceeding $10 per share for 5 consecutive trading days, or the occurrence of an additional private placement of $10 million where the valuation of the company exceeds $50 million. The warrants also would become exercisable if there were a sale of all or substantially all of the assets of the company or a merger or acquisition of the company. The warrants have a term of 5 years. Pursuant to the terms of the Registraton Rights Agreement the Investors have registration rights with respect to common shares they receive by reason of conversion of the preferred shares and/or exercise of the warrants.

     As contemplated by the Agreement, the Company's existing directors elected Mr. John G. Hannon, Ms. Caroline S. Pisano and Mr. H. Jeffrey Leonard to the Board to fill existing vacancies. Even though the Investors' nominees do not constitute a majority of the Board, the Company believes that a change in control has occurred because the 51% voting rights of the Series B Preferred Stock would allow the Investors to elect the entire board of directors.

     The description of the Agreement and the transactions contemplated thereby set forth herein does not purport to be complete and is qualified in its entirety by reference to the Agreement, the Registration Rights Agreement and the Warrant, which are filed as exhibits hereto and incorporated by reference herein.

Item 2.    Acquisition or Disposition of Assets

           None.

Item 3.    Bankruptcy or Receivership

           None.

Item 4.    Changes in Registrant's Certifying Accountant

           None.
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Item 5.    Other Events

           None.


Item 6.    Resignations of Registrant's Directors

           None.

Item 7.    Financial Statements and Exhibits

           Exhibit 99:  a)    Securities Purchase  Agreement dated  September 7,
                              2000
                        b)    Registration  Rights Agreement  dated September 7,
                              2000
                        c)    Common Stock Purchase Warrants dated September 12,
                              2000
                        d)    Articles of Amendment dated September 6, 2000


Item 8.    Change in Fiscal Year

           Not Applicable.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                ESSEX CORPORATION
                                  (Registrant)



                                 /s/ Joseph R. Kurry, Jr.
                                 ------------------------
DATE:  September 20, 2000           Joseph R. Kurry, Jr.
                                 Sr. Vice President, Treasurer and Chief
                                 Financial Officer

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